Exhibit 99.1


PRESS RELEASE

Integrated Defense Technologies, Inc. (ticker: IDE, exchange: New York
Stock Exchange) News Release - September 13, 2002
------------------------------------------------------------------------------

Integrated Defense Technologies, Inc. to Acquire BAE SYSTEMS Surveillance and Intelligence Operation for $146 Million


Leader in surveillance and intelligence products will increase Integrated Defense's participation in the intelligence community and Homeland Security initiative


HUNTSVILLE, Ala., Sep 13, 2002 (BUSINES WIRE) --

Acquisition expected to be accretive

Integrated Defense Technologies, Inc., a NYSE listed company, (NYSE: IDE) announced today that it has reached a definitive agreement to acquire BAE SYSTEMS Advanced Systems Gaithersburg, Maryland operation for $146 million in cash. The transaction is expected to close in the first half of the fourth quarter of 2002, and will be accretive to earnings in 2003.

BAE SYSTEMS Gaithersburg operation, which employs over 300 people, including
96 engineers, is a leading designer and manufacturer of high performance radio frequency (RF) surveillance equipment used in signals intelligence applications. The operation has a long history of supplying U.S. and allied government agencies with high quality surveillance and intercept equipment, and can trace its origins to Watkins-Johnson Company, a legacy defense sector contractor.
With 65-70% of its business sole-sourced, its diverse and large installed product offering of over 300 unique products include receivers, tuners, demodulators, and signal analyzers designed to perform signal intercept, identification, location and analysis functions. The division is well-positioned to benefit from the projected increases in intelligence spending and information technology intended to transform the U.S. military's intelligence and Homeland Security efforts.

"BAE SYSTEMS Gaithersburg operation is consistent with the other acquisitions we have made in building Integrated Defense Technologies. The company is a leader in its markets, has above average growth prospects, high margins, proprietary technology, and diversifies our customer base by opening up domestic and friendly foreign nations' intelligence agencies to our products," stated Robert B. McKeon, Chairman of Integrated Defense Technologies.

"In its first 12 months of operation within our Communications and Surveillance Systems group, Gaithersburg is expected to add approximately $81 million to our annual revenue and generate $17 million in EBITDA. We believe the transaction will allow us to further capitalize on industry trends focusing on increased intelligence and surveillance capabilities," added McKeon.

The Gaithersburg operation will be integrated into Integrated Defense's Communications and Surveillance Systems division, which currently represents approximately 22% of the company's total revenue, but will represent over 35% of total revenue after the acquisition. Integrated Defense's Communications and Surveillance Systems group produces systems for RF transmitters including for the U.S. submarine fleet, microwave subsystems for the Predator and Global Hawk UAVs, and signals intelligence for U.S. and foreign government intelligence collection.

The products contained in the Gaithersburg business are clear market leaders, particularly in the high performance tuner and receiver segments. Together, these two segments represented the majority of the division's revenues in 2001. Furthermore, BAE SYSTEMS Gaithersburg business holds strong positions in important markets for specialized communications intercept and analysis equipment.

With its receivers historically being its core product line, the division successfully leveraged its cutting edge receiver design capabilities to become the leading supplier of HF/VHF/UHF signal surveillance tuners. Furthermore, Gaithersburg's expertise in digital signal processing (DSP) and software applications in signals intelligence requirements has become a significant part of the company's future growth strategy. Moreover, the Gaithersburg operation has emerged as a leading provider of select surveillance subsystems, most notably its "N" Channel, a ready-to-program system with direction finding and communications intercept capability.

Thomas J. Keenan, Chief Executive Officer of Integrated Defense Technologies said, "BAE SYSTEMS Gaithersburg operation strongly complements our Communications and Surveillance Systems division, and we see many technical synergies among the two units. We believe the transaction will significantly broaden our capabilities and technological expertise in the surveillance and intelligence sector, while introducing us to new valuable customer relationships. Furthermore, we envision leveraging the acquired technologies and products of Gaithersburg for use on other DoD platforms in which Integrated Defense currently participates, including our work on the Army's Future Combat System or FCS."

"Gaithersburg has an outstanding reputation for engineering and development work for its customers. We plan to keep all of the existing employees of this excellent company and, working with the management team, develop new ways of serving our customers, increasing sales, and growing the business in the coming years".

The transaction will be financed by available cash and an add-on to Integrated Defense's existing senior credit facility, and is contingent upon Hart-Scott-Rodino and other governmental approvals.

Integrated Defense Technologies will provide an on-line, real-time webcast to further discuss the details of this announcement at 10:30 AM ET today. Listeners may access the conference call live over the Internet from a link, on our website's investor relations page, at www.IntegratedDefense.com or at www.companyboardroom.com. The dial-in-number to access this operator-assisted call is toll free 1-800-388-8975 or toll (International): 973-694-2225.

Integrated Defense Technologies is a leading developer and provider of advanced electronics and technology products to the defense and intelligence industries. Our products are installed on or used in support of a wide array of military platforms to enhance their operational performance or extend their useful life. Our products are incorporated into approximately 250 programs, which, in turn, are installed on or support over 275 platforms. Integrated Defense employs more than 1,600 people in the United States and Canada.

For more information on Integrated Defense Technologies visit its website, www.Integrateddefense.com. And for more information on Veritas Capital, the company's majority owner, visit www.veritascapital.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, the availability of government funding, and general domestic and international business and political conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release

CONTACT: Integrated Defense Technologies
         William E. Collins, 256/895-2339